                                                                     Exhibit 5.1

                                Nixon Peabody LLP
                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-1051
                                 (585) 263-1000
                               Fax: (585) 263-1600

                               September 20, 2006

Home Properties, Inc.
850 Clinton Square
Rochester, New York  14604

Ladies and Gentlemen:

     We have  acted  as  counsel  to Home  Properties  of New  York,  Inc.  (the
"Company") in connection with the  Registration  Statement on Form S-3 (the "New
Registration  Statement")  which  relates  to  the  issuance  of  an  additional
3,000,000  shares for optional  cash  purchases and dividend  reinvestment  (the
"Additional  Shares")  of Common  Stock,  par value  $.01 per  share,  under the
Company's Dividend Reinvestment and Stock Purchase Plan, as amended and restated
(the "Plan").  We have examined the originals or copies,  certified or otherwise identified to our satisfaction,  of all such records of the Company and all such agreements,  certificates of public officials, certificates of officers or other representatives  of the  Company,  and such other  documents,  certificates  and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth  herein,  including (i) the Articles of Amendment and
Restatement of the Articles of Incorporation  of the Company,  as amended to the date hereof, (ii) the Amended and Restated By-Laws of the Company, as amended to the date hereof,  (iii) certified  copies of certain resolutions duly adopted by the Board of Directors and  stockholders  of the Company,  and (iv) the Plan and such other documents and information as we have determined to be relevant.

     Based upon the foregoing, it is our opinion that the Additional Shares have been duly  authorized,  and, after the Additional  Shares shall have been issued and  delivered as described in the New  Registration  Statement and the Plan and
the  consideration  therefore  shall have been  received  by the  Company,  such
Additional Shares will be validly issued, fully paid and nonassessable.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the above-referenced  New  Registration  Statement  and to the use of our name as it appears under the caption "Legal  Opinion" in the  prospectus  contained in such
Registration Statement.

                                                           Very truly yours,

                                                           /s/ Nixon Peabody LLP